EXHIBIT No. 99.1

Hub Group, Inc. Reports Record Earnings for the Second Quarter

DOWNERS GROVE, IL, July 20, 2005, — Hub Group, Inc. (NASDAQ: HUBG) today reported record net income for the quarter ended June 30, 2005 of $7.9 million. This represents a 95% increase in second quarter net income versus the second quarter of 2004. Hub Group’s diluted earnings per share for the quarter ended June 30, 2005 is $0.38 which represents an increase of 58% when compared to diluted earnings per share for the quarter ended June 30, 2004 of $0.24. Diluted shares outstanding increased by 23% due primarily to our stock offering in July 2004.

Costs and expenses decreased 5.5% in the second quarter of 2005 to $33.4 million compared to $35.4 million in the second quarter of 2004, reflecting the benefits from the Company’s improved operating efficiencies and cost containment programs. Interest expense decreased from $1.7 million in the second quarter 2004 to $0.1 million in 2005 due to the extinguishment of debt in the third quarter of 2004.

Hub’s revenue grew by 6.5% to $371.6 million as compared to $349.0 million in the second quarter of 2004. Second quarter intermodal revenue increased 4.6% to $259.3 million. Truckload brokerage revenue increased 19.8% to $68.0 million this quarter. Second quarter logistics revenue increased 2.2% to $34.5 million. Hub Group Distribution Services revenue decreased 6.3% to $9.8 million in the second quarter of 2005.

Commenting on the results, David P. Yeager, Vice-Chairman and Chief Executive Officer of Hub Group stated, “We are pleased with our record second quarter. Our focus on yield management, while maintaining effective control of our costs, continues to generate strong shareholder returns.”

STOCK SPLIT
As previously announced, the Board of Directors approved a 2 for 1 stock split in the form of a stock dividend which was paid on May 11, 2005. Accordingly, all share and per share amounts have been adjusted to give retroactive effect to the stock split.

FULL YEAR 2005
Given the current operating environment, we are comfortable that the earnings for 2005 will be within the analysts’ range of $1.35 to $1.45 per diluted share.

Certain prior year amounts have been reclassified to conform to the current year presentation.

CONFERENCE CALL
Hub will hold a conference call at 11:00 a.m. Eastern Time (10:00 a.m. Central Time) on Thursday, July 21, 2005 to discuss its second quarter results.

Hosting the conference call will be David P. Yeager, Vice-Chairman and CEO and Thomas M. White, Senior Vice-President, Chief Financial Officer and Treasurer.

This call is being webcast by Thomson/CCBN and can be accessed through the Investor Relations link at Hub Group’s Web site at http://www.hubgroup.com or individual investors can access the audio webcast at http://www.fulldisclosure.com and institutional investors can access the webcast at http://www.streetevents.com. The webcast is listen-only. Those interested in participating in the question and answer session should follow the telephone dial-in instructions below.

To participate in the conference call by telephone, please call ten minutes early by dialing (800) 638-4817. The conference call participant code is 96097629. The call will be limited to 60 minutes, including questions and answers.

An audio replay will be available through the Investor Relations link on the Company’s Web site at http://www.hubgroup.com. This replay will be available for 30 days.

ABOUT HUB GROUP: Hub Group, Inc. is a leading non-asset based freight transportation management company providing comprehensive intermodal, truckload brokerage and logistics and distribution services. The Company operates through a network of over 30 offices throughout the United States, Canada and Mexico.

CERTAIN FORWARD-LOOKING STATEMENTS: Statements in this press release that are not historical, including statements about Hub Group’s or management’s earnings guidance, intentions, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently uncertain and subject to risks. Such statements should be viewed with caution. Actual results or experience could differ materially from the forward-looking statements as a result of many factors. Factors that could cause actual results to differ materially include the factors listed from time to time in Hub Group’s SEC reports including, but not limited to, the annual report on Form 10-K for the year ended December 31, 2004 and Form 10-Q for the period ended March 31, 2005. Hub Group assumes no liability to update any such forward-looking statements.

SOURCE: HUB GROUP, INC.

CONTACT: Amy Lisek of Hub Group, Inc., +1-630-795-2214

HUB GROUP, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Revenue	$ 371,630	$ 348,971	$ 711,488	$ 677,273
Transportation costs	324,721	305,306	621,334	591,805

Gross margin	46,909	43,665	90,154	85,468

Costs and expenses:
Salaries and benefits	21,503	22,233	43,379	44,575
General and administrative	9,489	10,315	19,241	20,596
Depreciation and amortization of property and equipment	2,453	2,851	4,936	5,734

Total costs and expenses	33,445	35,399	67,556	70,905

Operating income	13,464	8,266	22,598	14,563

Other income (expense):
Interest expense	(140)	(1,684)	(347)	(3,397)
Interest income	183	56	384	109
Other, net	40	363	54	404

Total other income (expense)	83	(1,265)	91	(2,884)

Income before provision for income taxes	13,547	7,001	22,689	11,679

Provision for income taxes	5,622	2,942	9,416	4,907

Net income	$ 7,925	$ 4,059	$ 13,273	$ 6,772

Basic earnings per common share	$ 0.40	$ 0.26	$ 0.66	$ 0.43

Diluted earnings per common share	$ 0.38	$ 0.24	$ 0.63	$ 0.40

Basic weighted average number of shares outstanding	19,977	15,702	20,130	15,598

Diluted weighted average number of shares outstanding	20,796	16,938	20,977	16,762

HUB GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	June 30, 2005	December 31, 2004
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$ 6,972	$ 16,806
Restricted investments	885	—
Accounts receivable
Trade, net	140,609	140,762
Other	13,576	8,313
Deferred taxes	4,364	4,667
Prepaid expenses and other current assets	3,126	4,746

TOTAL CURRENT ASSETS	169,532	175,294
PROPERTY AND EQUIPMENT, net	16,385	19,487
GOODWILL, net	215,175	215,175
OTHER ASSETS	428	889

TOTAL ASSETS	$ 401,520	$ 410,845

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable
Trade	$ 116,820	$ 115,819
Other	3,598	1,660
Accrued expenses
Payroll	14,052	19,542
Other	13,909	15,100

TOTAL CURRENT LIABILITIES	148,379	152,121
DEFERRED TAXES	35,723	31,788
STOCKHOLDERS' EQUITY:
Preferred stock, $.01 par value, 2,000,000 shares authorized; no shares
issued or outstanding in 2005 and 2004	—	—
Common stock
Class A: $.01 par value; 47,337,700 shares authorized; 20,281,248 shares issued (including treasury stock in 2005) and 19,329,763 shares
outstanding in 2005; 19,933,610 shares issued and outstanding in 2004	203	199
Class B: $.01 par value; 662,300 shares authorized; 662,296 shares
issued and outstanding in 2005 and 2004	7	7
Additional paid-in capital	184,477	182,262
Purchase price in excess of predecessor basis, net of tax benefit of $10,306	(15,458)	(15,458)
Retained earnings	77,884	64,611
Unearned compensation	(3,910)	(4,685)
Treasury stock, at cost (951,485 shares in 2005)	(25,785)	—

TOTAL STOCKHOLDERS' EQUITY	217,418	226,936

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 401,520	$ 410,845

HUB GROUP, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Six Months Ended June 30,
	2005	2004
Cash flows from operating activities:
Net income	$ 13,273	$ 6,772
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation and amortization of property and equipment	5,154	5,812
Deferred taxes	8,150	4,735
Compensation expense related to restricted stock	1,061	1,044
Gain on sale of assets	(18)	(162)
Other assets	461	697
Changes in working capital:
Restricted investments	(885)	—
Accounts receivable, net	(5,110)	(1,547)
Prepaid expenses and other current assets	1,620	(101)
Accounts payable	2,939	(4,814)
Accrued expenses	(6,681)	1,667

Net cash provided by operating activities	19,964	14,103

Cash flows from investing activities:
Purchases of property and equipment, net	(2,034)	(1,682)

Net cash used in investing activities	(2,034)	(1,682)

Cash flows from financing activity:
Proceeds from stock options exercised	2,794	3,359
Purchase of treasury stock	(30,558)	(2,767)
Net payments on revolver	—	(6,000)
Payments on long-term debt	—	(7,013)

Net cash used in financing activities	(27,764)	(12,421)

Net decrease in cash and cash equivalents	(9,834)	—
Cash and cash equivalents beginning of period	16,806	—

Cash and cash equivalents end of period	$ 6,972	$ —

Supplemental disclosures of cash flow information
Cash paid for:
Interest	$ —	$ 2,630
Income taxes	$ 1,066	$ 368

HUB GROUP, INC.
MODAL REVENUE SUMMARY
(in thousands)

	First	Second
	Quarter	Quarter	YTD
	2005	2005	2005

Intermodal	$ 233,662	$ 259,260	$ 492,922
Brokerage	60,154	68,038	128,192
Logistics	35,589	34,524	70,113

Total Core	329,405	361,822	691,227

HGDS	10,453	9,808	20,261

Consolidated	$ 339,858	$ 371,630	$ 711,488

	First	Second
	Quarter	Quarter	YTD
	2004	2004	2004

Intermodal	$ 236,321	$ 247,940	$ 484,261
Brokerage	50,960	56,778	107,738
Logistics	33,913	33,786	67,699

Total Core	321,194	338,504	659,698

HGDS	7,108	10,467	17,575

Consolidated	$ 328,302	$ 348,971	$ 677,273

NOTE:	HGDS transferred its Pharmaceutical business to Logistics in August 2004, resulting in an increase in Logistics revenue of $4,331 and $3,384 for the quarters ending March 31, 2005 and June 30, 2005, respectively.